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                                                                    EXHIBIT 10.2

                                 ALKERMES, INC.

                        2002 RESTRICTED STOCK AWARD PLAN



                                   ARTICLE I

                                    PURPOSE

            The purpose of this 2002 Restricted Stock Award Plan (the
"Plan") is to reward selected eligible officers, directors and employees of and consultants to Alkermes, Inc. and its subsidiaries (collectively, the "Company") for their past services and/or to provide an incentive for their continued service to the Company by awarding them shares of Common Stock, par value $.01 per share, of the Company.

                                   ARTICLE II

                                   DEFINITIONS

         For purposes of the Plan, the following terms shall have the following meanings:

         Section 2.1 "ADMINISTRATOR" shall mean the Board or, if the Board has delegated its responsibility to administer the Plan pursuant to Section 4.1, the committee and/or subcommittee of the Board to which such responsibility has been delegated.

         Section 2.2 "AWARD" shall mean any award representing shares of Common Stock granted pursuant to Section 5.1.

         Section 2.3   "BOARD" shall mean the Board of Directors of the Company.

         Section 2.4   "CHANGE OF CONTROL" shall mean

         (a) The acquisition, directly or indirectly, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding, for this purpose, the Company, its subsidiaries, and any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) (a "Third Party") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (b) Individuals who, as of June 12, 2002, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a


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majority of the Incumbent Directors who are directors at the time of such vote shall be, for purposes of this Agreement, an Incumbent Director; or

         (c) Consummation of (i) a reorganization, merger or consolidation, or
(ii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to a Third Party;

except that any event or transaction which would be a "Change of Control" under
(a) or (c)(i) of this definition shall not be a "Change of Control" if persons who were the shareholders of the Company immediately prior to such event or transaction (other than the acquiror in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

         Section 2.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         Section 2.6 "EFFECTIVE DATE" shall mean the date on which the Plan is adopted by the Board.

         Section 2.7   "PARTICIPANT" shall mean (a) employees of the Company,
(b) corporate officers of the Company, (c) directors of the Company and (d) consultants to the Company.

         Section 2.8 "SUBSIDIARY" shall mean any corporation, limited partnership, limited liability company or any other entity of which the Company owns, directly or indirectly, more than 50% of the voting stock or equity or a controlling interest.

         Section 2.9   "TERMINATION OF EMPLOYMENT" shall mean, as appropriate,
(a) the termination of a Participant's employment with the Company for reasons other than a military or personal leave of absence granted by the Company, (b) termination of a Participant's consulting relationship with the Company or (c) termination of a Participant's service as a member of the Board.

                                  ARTICLE III

                                     SHARES

         Section 3.1 SHARES. No more than 500,000 shares of Common Stock may be issued under the Plan. Shares of Common Stock subject to awards which have been forfeited pursuant to the terms of this Plan may again be awarded pursuant to the Plan. No Participant may receive awards covering more than 100,000 shares of Common Stock during any calendar year.

         Section 3.2 COMMON STOCK SUBJECT TO AWARD. The shares of Common Stock issued pursuant to this Plan may be unissued shares or treasury shares, including shares bought on the open market. Shares of Common Stock issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

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         In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares of Common Stock that may be issued under this Plan, in the maximum number of shares of Common Stock with respect to which an Award may be granted under this Plan to any individual during any calendar year, and in the number of shares of Common Stock subject to outstanding Awards, as may be determined to be appropriate by the Administrator, in its sole discretion.

                                   ARTICLE IV

                                 ADMINISTRATION

         Section 4.1 ADMINISTRATION. The Plan shall be administered and interpreted by the Board; provided, however, that the Board may delegate this responsibility to a committee, which may in turn delegate this responsibility to a subcommittee thereof, each such committee and subcommittee to be comprised of two or more members of the Board.

         Section 4.2 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by the Administrator arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants, officers, employees, directors and consultants, and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE V

                                    AWARDS

         Section 5.1 AWARDS; FORFEITURE; PERFORMANCE GOALS. The Administrator is authorized to grant Awards under the Plan to one or more Participants. Each such Award shall represent the right to receive a specified number of shares of Common Stock subject to (i) certain forfeiture provisions regarding such Awards and/or (ii) the satisfaction of any applicable performance goals. The vesting restrictions and/or performance goals, if any, will be set by the Administrator, in its sole discretion, at the time the Award is made and may be based on performance to be achieved by the Company or any Subsidiary, department or function in which the Participant is employed. The performance goals for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Senior Vice Presidents shall be based on one or more of the following: sales, costs, earnings, shareholder return, market price of the Common Stock, completion of specific goals such as acquisitions, new collaborations or product development milestones or approvals or such other objective factors as the Administrator may determine in its sole discretion. Performance may be measured against specified targets or in relation to an industry peer group. Performance goals relating to any particular Award need not be the same as those relating to any other award, whether made at the same time or at a different time.

                  The persons to whom and the time or times at which Awards are made, the number of shares of Common Stock subject to each Award, the forfeiture provisions and/or the performance goals, if any, applicable to Awards



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and the other terms and provisions of Awards shall be wholly within the discretion of the Administrator, subject to the limits prescribed in Article III and Section 5.2.

         Section 5.2   AWARD TERMS. Subject to the limitations prescribed in
Section 5.1 above, an Award made under this Plan shall be on the terms stated in clauses (a) through (e) below. The Administrator may specify additional terms not inconsistent with this Plan by rules of general application or by specific direction in connection with a particular Award or group of Awards.

         (a) Award Certificate. Awards granted pursuant to this Plan shall be evidenced by a Restricted Stock Award Certificate in the form attached as EXHIBIT A to this Plan. The Restricted Stock Award Certificate will specify the number of shares of Common Stock subject to the Award and the applicable forfeiture provisions and/or performance goals, if any. The Restricted Stock Award Certificate may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (b) Forfeiture Provisions; Performance Goals.

                  (i) In the event no performance goals are applicable to an Award, promptly after the forfeiture provisions applicable to such Award, if any, lapse, a stock certificate representing the number of shares of Common Stock specified in the Restricted Stock Award Certificate shall be issued and registered in the name of, and delivered to, the recipient as of such date.

                  (ii) In the event performance goals are applicable to an Award, promptly after the forfeiture provisions applicable to such Award, if any, lapse, the Administrator shall determine whether the applicable performance goals have been achieved. If the Administrator certifies that the applicable performance goals have been achieved, a stock certificate representing the number of shares of Common Stock specified in the Restricted Stock Award Certificate shall be issued and registered in the name of, and delivered to, the recipient as of such date. If the Administrator determines that the applicable performance goals have not been achieved, the Award shall be forfeited.

                  (c) Termination of Employment. Unless otherwise determined by the Administrator on or after the date of grant, in the event of a Participant's Termination of Employment for any reason, any Award held by such Participant which was subject to provisions of forfeiture, either because time periods had not lapsed or goals were not achieved, on the date of such Termination of Employment shall be forfeited.

                  (d) Change of Control. In order to preserve a Participant's rights under an Award in the event of a Change of Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any or all outstanding
Awards: (i) provide for immediate lapse of any forfeiture provisions, including any performance goals, applicable to the Award, if not previously forfeited, at which point a stock certificate representing the shares of Common Stock subject thereto shall be issued

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and registered in the name of, and delivered to, the recipients, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon issuance of the Common Stock subject to the Award if such Common Stock were issued upon the Change of Control, (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change of Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Administrator may, in its discretion, consider equitable or appropriate to Participants and in the best interests of the Company.

                  (e) Fundamental Transactions. In the event the Company is succeeded by another company in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation or any other transaction occurs that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, and the Administrator has not taken any action under Section 5.2(d) hereof, the successor company or resulting entity shall assume all of the outstanding Awards granted under this Plan or shall substitute new awards for them, which shall provide that each Participant, at the same cost, shall be entitled upon the lapse of the forfeiture provisions and the satisfaction of the performance goals, if any and unless already achieved, applicable to such Award to receive such securities as the Board of Directors (or equivalent governing body) of the succeeding, resulting or other company shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Participant would have been entitled under the terms of the agreement governing the reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation as if, immediately prior to such event, the Participant had been the holder of record of the number of shares of Common Stock which were then subject to the outstanding Award granted under this Plan.

                                   ARTICLE VI

                                  UNFUNDED PLAN

         Section 6.1 UNFUNDED STATUS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE VII

                            TERMINATION AND AMENDMENT


         Section 7.1 TERMINATION OR AMENDMENT OF PLAN. The Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article VIII) or amend any Award previously granted, prospectively or retroactively (subject to Article V); provided, however, that (a) in either case, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant and (b) the Company will seek the approval of the Company's shareholders for any amendment if (i) such amendment



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materially increases the benefits to Participants under the Plan or (ii) such approval is necessary to comply with the Code, Federal or state securities laws, the rules or regulations of any stock exchange or stock market on which the Common Stock is listed or traded or any other applicable rules or regulations.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 NONASSIGNMENT. Unless otherwise determined by the Administrator on or after the date of grant, any Award made hereunder and the rights and privileges conferred hereby and by the Restricted Stock Award Certificate shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof (unless permitted by action of the Administrator), or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and shall be immediately forfeited to the Company.

         Section 8.2 RIGHTS OF PARTICIPANT IN SHARES. A recipient of an Award shall not be deemed to be the holder of, or to have the rights of a holder with respect to, any shares of Common Stock subject to the Award unless and until forfeiture provisions and/or performance goals, as applicable to an Award, lapse or are achieved and certificates representing such shares of Common Stock are issued to such person.

         Section 8.3   LEGEND.

         (a) The Company may require each person acquiring shares of Common Stock upon lapse of the forfeiture provisions or achievement of performance goals of an Award to represent to the Company in writing that the Participant is acquiring the shares of Common Stock for the Participant's own account and without a view to the distribution thereof. The stock certificates representing such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

         (b) All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market upon which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         Section 8.4   83(B) TAX ELECTIONS; WITHHOLDING.

         (a) Participants shall not be eligible to make an election under
Section 83(b) of the Code (a "Section 83(b) Election") with respect to the grant of Awards under the Plan.


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Participants that are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, may make a Section 83(b) Election with respect to any issuance of shares of Common Stock pursuant to
Section 5.2(b) if they provide written notice to the Company on or before the delivery of the stock certificates representing the shares that are to be subject to the Section 83(b) Election.

         (b) In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to Participants, the Company may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Company shall have the right to reduce the number of shares of Common Stock otherwise required to be issued to a Participant (or other recipient) in an amount that would have a fair market value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation or ruling.

         Section 8.5 GOVERNING LAW. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of law principles thereof.

         Section 8.6 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         Section 8.7 LIABILITY OF THE BOARD. No member of the Board nor any employee of the Company or any of its Subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or officer or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself or herself.

         Section 8.8 NO RIGHT TO EMPLOYMENT. Neither the Plan nor the grant of any Award shall give any Participant or other officer, employee, consultant or director any right with respect to continuance of office, employment, consulting relationship or directorship, as the case may be, with the Company or any Subsidiary, nor shall the Plan impose any limitation on the right of the Company or any Subsidiary by which a Participant is employed to terminate a Participant's office, employment or consulting relationship at any time. Neither the Plan nor the grant of any Award shall give any director the right to continue as a member of the Board or obligate the Company to nominate any director for reelection by the Company's shareholders.

         Section 8.9 OTHER PLANS. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         Section 8.10 NOTICES. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to


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Alkermes, Inc., 64 Sidney Street, Cambridge, Massachusetts 02139 and to a
Participant at the address on file with the Company on the date an Award is made hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

         Section 8.11 SUCCESSORS. The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.

         Section 8.12 SEVERABILITY. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

                                   ARTICLE IX

                                  TERM OF PLAN

         Section 9.1 EFFECTIVE DATE. The Plan shall be effective as of the Effective Date, but the grant of any Award hereunder is subject to the express condition that the Plan be approved by the shareholders of the Company within 12 months after the Effective Date.

         Section 9.2 TERMINATION DATE. Unless sooner terminated, the Plan shall terminate ten years after the Effective Date and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date.


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                                   EXHIBIT A

                                 ALKERMES, INC.

                       RESTRICTED STOCK AWARD CERTIFICATE

                  This certifies that, pursuant to the 2002 Restricted Stock Award Plan of Alkermes, Inc., the Administrator (as such term is defined in the 2002 Restricted Stock Plan) has granted an Award as follows:


                  Name and Address                Position of
                  of Participant:                 Participant:



                  Number of Shares
                  of Alkermes, Inc.
                  Common Stock Subject
                  to Award:



                  Date on which forfeiture provisions lapse:



                  Performance Goals:




                  The Award is subject to all the terms and conditions of the aforementioned Plan, a copy of which is attached to this certificate.


Date: _________________________


                                               ALKERMES, INC.



                                               By: ___________________________

                                               Title: ________________________






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